                                                                     EXHIBIT 4.2

                                                                      REGISTERED

                                         Principal Amount $___________________

                                         CUSIP
                                         No.______________

                              DELTA AIR LINES, INC.
                           MEDIUM-TERM NOTE, SERIES C
                                 (Floating Rate)

If the registered owner of this Note (as indicated below) is The Depository Trust Company ("DTC") or a nominee of the Depositary, this Note is a Global Note and the following legend is applicable: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.*

The following summary of terms is subject to the information set forth on the reverse hereof:

         Principal Amount:                  Interest Reset Date(s):
         Original Issue Date:               Interest Reset Period:
         Issue Price:                       Interest Payment Date(s):
         Stated Maturity:                   Interest Determination Date(s):
         Interest Rate Basis:               Regular Record Date(s):
         Initial Interest Rate:             Redemption Period(s):
         Index Maturity:                    Redemption Price(s):
         Index Currency:                    Spread (plus or minus):
         Spread Multiplier:                 Maximum Interest Rate:
         Minimum Interest Rate:             Calculation Date:

-----------------

* Applies only if this Note is a Global Security.

         Calculation Agent: The Bank of New York

DELTA AIR LINES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the Principal Amount specified above on the Stated Maturity specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be, on the Interest Payment Dates specified above and at maturity and, if applicable, upon redemption, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (provided that if the Original Issue Date is after a Regular Record Date specified above and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue
Date), at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis (and the Spread or Spread Multiplier, if any) specified above, until the principal hereof is paid or made available for payment and at the rate per annum determined in accordance with the provisions on the reverse hereof on any overdue principal and premium, if any, and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day, whether or not a Market Day (as defined on the reverse hereof), prior to such Interest Payment Date; provided, however, that interest payable at maturity will be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         The principal hereof and interest due at maturity or, if applicable, upon redemption shall be paid in immediately available funds against presentation of this Note at the office or agency of the Company maintained for that purpose in the City of New York. Payment of interest on this Note due on any Interest Payment Date will be paid by check to the Person entitled thereto at his last address as it appears on Security Register or in immediately available funds by wire transfer to such account as may have been designated by the Holder hereof (so long as such Holder owns

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at least one million dollars aggregate principal amount of the Notes) to the
Paying Agent at least fifteen days prior to the Record Date immediately preceding the applicable Interest Payment Date. Any such designation to the Paying Agent shall remain effective until revoked in writing by the Holder of this Note.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


Dated:



           TRUSTEE'S CERTIFICATE OF            DELTA AIR LINES, INC.
               AUTHENTICATION

This is one of the Securities of the
series designated therein referred
to in the within-mentioned Indenture.

THE BANK OF NEW YORK, AS TRUSTEE       By _____________________________________
                                          Vice President and Treasurer

By________________________________
              Authorized Signatory     Attest:_________________________________
                                              Corporate Secretary

                  [TO BE DELETED IF NOTE ISSUED AS GLOBAL NOTE]
                               __________________
                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TENCOM  -  as tenants in common           UNIF GIFT MIN ACT-____ Custodian
TEN ENT -  as tenants by the entireties   ____
JT TEN  -  joint tenants with right of    (Cust.)            (Minor)
           survivorship and not as               Under Uniform Gifts to Minor
           tenants in common               Act_________________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

              _____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________

_______________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_______________________________________________

_______________________________________________

_______________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________, attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated __________________________


       _____________________________________________________________

                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.

                                                                  [REVERSE SIDE]

                              DELTA AIR LINES, INC.
                           Medium-Term Note, Series C
                                 (Floating Rate)


         SECTION 1. General. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of May 1, 1991 (herein called the "Indenture") between the Company and The Bank of New York, as successor to The Citizens and Southern National Bank of Florida, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are and are to be authenticated and delivered. As provided in the Indenture, securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of the series of securities designated on the face hereof as Medium-Term Notes, Series C, limited in aggregate principal amount to $300,000,000; provided, however, that the Company may increase or decrease such principal amount from time to time. The Notes of this series may be issued at various times with different maturity dates redemption dates and different principal repayment provisions may bear interest at different rates and may otherwise vary all as provided in the Indenture.

         SECTION 2. Redemption. If specified on the face of this Note, this Note may be redeemed by the Company on and after the first day of the Redemption Period specified on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part on any day within any Redemption Period in increments of $1,000 at the option of the Company at the Redemption Price specified on the face hereof applicable to such Redemption Period together with interest thereon payable to the date fixed for redemption, on notice given not more than 60 nor less than 30 days prior to such Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the date fixed for redemption, from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee

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shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         SECTION 3. Interest Rate Calculations.

         3.1 Interest Reset. Commencing with the first Interest Reset Date (as defined below) following the Original Issue Date, and thereafter on each succeeding Interest Reset Date, the rate of interest on this Note shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Reset Period"; each such reset rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Stated Maturity or, if applicable, any redemption date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate as specified on the face hereof. Each such reset rate (i) shall be further adjusted as of the Interest Reset Date to which it relates by the addition or subtraction of the Spread, if any, specified on the face hereof, or by the multiplication of the Spread Multiplier, if any, specified on the face hereof and (ii) shall be applicable (as adjusted in accordance with clause (i) of this sentence) on and after such Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or Stated Maturity or, if applicable, redemption date, as the case may be.

         Unless otherwise specified on the face hereof, the Interest Reset Date shall be, if this Note resets daily, each Market Day (as defined below); if this Note resets weekly (unless the Interest Rate Basis on this Note is the Treasury
Rate), the Wednesday of each week; if this Note resets weekly and the Interest Rate Basis on this Note is the Treasury Rate, the Tuesday of each week (except as set forth in Section 3.8 below); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semi-annually, the third Wednesday of the two months of each year as specified on the face hereof; and if this Note resets annually, the third Wednesday of the one month of each year as specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Market Day, the Interest Reset Date shall be postponed to the next day that is a Market Day except that if (a) the rate of interest on this Note will be determined in accordance with the provisions of the heading "Determination of LIBOR" below and (b) such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

         The Calculation Agent's determination of the interest rate on this Note will be final and binding in the absence of manifest error. In determining the applicable interest rate, the Calculation Agent may obtain quotations from any source that it deems reliable, including any agent, or any affiliate thereof, that solicited the sale of this Note on behalf of the Company.

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         3.2 Determination of Commercial Paper Rate. If the Interest Rate Basis
specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate quoted on a discount basis on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15 (519) under the heading "Commercial Paper -- Nonfinancial." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the rate set forth in the H.15 Daily Update for that day under the heading "Commercial Paper-Nonfinancial" in respect of commercial paper having the Index Maturity specified on the face hereof. If such rate is neither published in H.15 (519) or in the H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for a non-financial entity whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

              Money Market Yield =                        D X 360     x 100
                                                          -------
                                                            360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/release/H15/update or any successor site or publication. "H.15 (519)" means the weekly statistical release entitled "Statistical Release H.15 (519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

         3.3 Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as is published in H.15 (519) under the heading "Bank Prime Loan." If the rate is not published prior to 9:00 A.M., New York City time, on the related Calculation Date, then the Prime Rate will be the rate on such Prime Rate Interest Determination Date as published in the H.15 Daily Update opposite the caption "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, in either H.15 (519) or the H.15 Daily Update, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in the City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate.

         "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any successor service) or such other page as may replace the USPRIME1 Page on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         3.4 Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Note for any Interest Reset Date shall be LIBOR


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plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the face hereof, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

                  (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is provided as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and commencing on the applicable Interest Reset Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest


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         Determination Date will be LIBOR in effect on such LIBOR Interest
         Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate.

         "Index Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Bridge Telerate, Inc. (or any successor service) on page 3750 if the U.S. dollar is the Index Currency or with respect to any other Index Currency, on the page specified on the face hereof (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

         "Principal Financial Center" means the capital city of the country to which the Index Currency relates except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be the City of New York, Sydney, Toronto, Frankfurt, Amsterdam, London, Johannesburg, and Zurich, respectively.

         3.5 Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as such rate appears on either the Telerate Page 56 or the Telerate Page 57 under the heading "AVGE INVEST YIELD" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers (each, a "Reference Dealer") selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the Reference Dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate.

         3.6 Determination of CD Rate. If the Interest Rate Basis specified on the face hereof is the CD Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15 (519) under the heading "CDs (Secondary market)." If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in the H.15 Daily Update. If such rate is neither published in H.15 (519) nor in the H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable U.S. dollar certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate.

         3.7 Determination of Federal Funds Effective Rate. If the Interest Rate Basis specified on the face hereof is the Federal Funds Effective Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Federal Funds Effective Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the face hereof, "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not so published by 9:00 A.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in the
H.15 Daily Update under the heading "Federal Funds (Effective)." If such rate is neither published in H.15 (519) or in the H.15 Daily Update by 3:00 P.M. New York City time, on the related Calculation Date, then the Federal Funds Effective Rate on such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date or, if such Interest Determination Date is the first Interest Determination Date, the Initial Interest Rate.

         3.8 Interest Determination Date; Calculation Date; Market Day; Business Day. The Interest Determination Date pertaining to an Interest Reset Date, if the rate of interest on this Note is determined in accordance with the provisions of the headings "Determination of Commercial Paper Rate," "Determination of Prime Rate," "Determination of LIBOR," "Determination of CD Rate," or "Determination of Federal Funds Effective Rate, shall be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date, if the rate of interest on this Note is determined in accordance with the provisions of the heading "Determination of Treasury Rate," shall be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If as the result of a legal holiday an auction is held on a Friday, such Friday shall be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date falls on any Interest Reset Date, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

         All percentages resulting from any calculations referred to in this Note will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded upwards).

         Unless otherwise indicated on the face hereof, the "Calculation Date" means the date by which the Calculation Agent is to calculate the interest rate for this Note which shall be the earlier of (i) the tenth calendar day after the related Interest Determination Date, or if any such day is not a Market Day, the next succeeding Market Day and (ii) the Market Day preceding the applicable Interest Payment Date or maturity, as the case may be.


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



         The term "Market Day" means any Business Day in the City of New York, except that if the rate of interest on this Note is determined in accordance with the provisions under the heading "Determination of LIBOR," "Market Day" means any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         The term "Business Day" means, with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

         3.9 Limitations on Interest Rates. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before such Calculation Date. The interest rate on this Note shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         SECTION 4. Payments. Unless otherwise specified on the face hereof, interest on this Note will be payable (each an "Interest Payment Date"), in the case of a daily, weekly, monthly or quarterly Interest Reset Period, the third Wednesday of March, June, September and December; in the case of a semi-annual Interest Reset Period, the third Wednesday of each of the two months specified on the face hereof; and in the case of an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof. Any payment on this Note due on any day which is not a Market Day need not be made on such day but may be made on the next succeeding Market Day with the same force and effect as it made on the due date, and no interest shall accrue for the period from and after such date.

         Payments of interest on this Note with respect to any Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date.

         Accrued interest hereon from the Original Issue Date or from the last date to which interest has been paid or duly provided for shall be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 if the Interest Rate Basis is the Commercial Paper Rate, Prime Rate, LIBOR, CD Rate or Federal Funds Effective Rate, or by the actual number of days in the year if the Interest Rate Basis is the Treasury Rate.

         SECTION 5. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


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



         SECTION 6. Modifications and Waivers; Obligations of Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate and in the coin or currency herein prescribed.

         SECTION 7. Institution of Proceedings by Holders. As set forth in and subject to the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Note.

         SECTION 8. Registration of Transfer. As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of the tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         SECTION 9. Authorized Denominations. The Notes of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         SECTION 10. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

         SECTION 11. Defeasance. Unless otherwise specified on the face hereof, legal defeasance and covenant defeasance do not apply to this Note.

         SECTION 12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 13. Defined Terms. All capitalized terms used in this Note without definition shall have the meanings assigned to them in the Indenture.



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